                                                                    Exhibit 99.1

PROXY
                             MERCATOR GENETICS, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                              _______________, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             MERCATOR GENETICS, INC.

     The undersigned, as stockholder of Mercator Genetics, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby constitutes and appoints ____________________________________________, and each of them, proxies for the undersigned, with full power of substitution to attend the Special Meeting of the Company to be held at 4040 Campbell Avenue, Menlo Park, California 94025 on _______________, 1997, at __________, local time, and at any adjournments or postponements thereof, to vote upon (i) the matters set forth on the reverse side and described in the accompanying Proxy Statement/Prospectus and (ii) such other business as may properly come before the Special Meeting.

     PLEASE MARK THIS PROXY AS INDICATED ON THE RESERVE SIDE TO VOTE ON ITEMS 1 AND 2 SET FORTH IN THE NOTICE OF SPECIAL MEETING. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS ON ITEMS 1 AND 2, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

              (Continued and to be signed and dated on other side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

Item 1--- Approval of the proposal to approve and adopt the Agreement and Plan of Reorganization dated as of February 14, 1997, as amended (as the same may be amended, modified or supplemented, the "Reorganization Agreement") by and among Progenitor, Inc., a Delaware corporation ("Progenitor"), MG Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Progenitor, and the Company, pursuant to which Merger Sub will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Progenitor (the "Reorganization").

                    FOR            AGAINST             ABSTAIN

                    / /              / /                 / /

Item 2--- Approval of the proposal to amend the Company's Certificate of Incorporation to provide that (i) portions thereof relating to the rights and preferences of the Company's Preferred Stock will not apply to the Reorganization, and the amount to which any outstanding shares of the Company's Common Stock or Preferred Stock will be entitled in the Reorganization will be the amounts specified in the Reorganization Agreement, and (ii) the Company's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the agreements related thereto, all in accordance with the language of the proposed amendment set forth In Appendix G to the Proxy Statement/Prospectus.

                    FOR            AGAINST             ABSTAIN

                    / /              / /                 / /

            IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.


                                        Please sign exactly as name appears
                                        hereon.  Joint owners should each sign.
                                        When signing as attorney, executor,
                                        administrator, officer, trustee or
                                        guardian, please give full title as
                                        such.
                                        Receipt is hereby acknowledged of the
                                        Progenitor, Inc. and Mercator Genetics,
                                        Inc. Proxy Statement/Prospectus

                                        Dated: ________________________ , 1997

                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                               Signature (if held jointly)